Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Hospitality Properties Trust, to be filed on or about the date hereof, of our report dated March 4, 1997 included in Hospitality Properties Trust's Form 8-K dated November 21, 1997 and to all references to our Firm included in this registration statement.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
December 29, 1997